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                                                                    Exhibit 99.A

                            ARTICLES OF INCORPORATION

                                       OF

                             SSBC INDEX SERIES INC.


                                   ARTICLE I

                                  INCORPORATOR
                                  ------------

         The undersigned, J. Stephen King, Jr., whose post office address is c/o Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, being at least 18 years of age, does hereby act as an incorporator and forms a corporation under the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME
                                      ----

         The name of the corporation is SSBC Index Series Inc. (the "Corporation").

                                  ARTICLE III

                               PURPOSES AND POWERS
                               -------------------

         The Corporation is formed for the following purposes:

         (1)   To conduct and carry on the business of an investment company.

         (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

         (3) To issue and sell shares of its capital stock in such amounts, on such terms and conditions, for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

         (4) To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by this Charter.

         (5) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.
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         The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland corporation, 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE V

                                  CAPITAL STOCK
                                  -------------

         (1) The total number of shares of capital stock that the Corporation shall have authority to issue is five billion (5,000,000,000) shares, of the par value of one tenth of one cent ($.001) per share and of the aggregate par value of five million dollars ($5,000,000), all of which five billion (5,000,000,000) shares are designated Common Stock.

         (2) The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of capital stock of the Corporation, whether now or hereafter authorized, including classifying and reclassifying them into separate series and classes. The shares of said series and classes of stock shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Board of Directors is authorized to increase or decrease the number of shares of any series or class, but the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

         (3) The Board of Directors may redesignate a class or series of shares of capital stock whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not in itself affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

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         (4)   There is hereby established and classified one series of stock comprised initially of five hundred million (500,000,000) shares, each with a par value of one tenth of one cent ($.001), to be known initially as the "Internet Index Shares". Without limiting the authority of the Board of Directors set forth herein to establish and designate any further series or classes, and to classify and reclassify any unissued shares, and subject to such authority, shares of each series, now authorized and hereafter authorized, shall be subject to the following provisions:

               (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each series shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from series to series.

               (b) All consideration received by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof and all transaction fees charged by the Corporation with respect to that series, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and shall be referred to as "assets belonging to" that series. The assets belonging to a particular series shall be so recorded upon the books of the Corporation.

               (c) The assets belonging to each particular series shall be charged with the liabilities of the Corporation with respect to that series, all expenses, costs, charges and reserves attributable to that series and that series' share of the liabilities, expenses, costs, charges or reserves of the Corporation not attributable to any particular series, in the latter case in the proportion that the net asset value of that series (determined without regard to such liabilities) bears to the net asset value of all series (determined without regard to such liabilities) or in such other manner as shall be determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular series or series.

               (d) Shares of each series shall be entitled to such dividends and distributions, in shares, property (including securities) or in cash or any combination thereof, as may be declared from time to time by the Board

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     of Directors, acting in its sole discretion, with respect to such series, provided that dividends and distributions shall be paid on shares of a series only out of lawfully available assets belonging to that series. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. Any such dividend or distribution paid in shares will be paid at the current net asset value thereof.

               (e) The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) an amount sufficient, in the opinion of the Board of Directors, to enable each series of the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as from time to time amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each series of the Corporation for federal income and excise taxes in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any series of the Corporation for such taxes.

               (f) In the event of the liquidation or dissolution of the Corporation, the stockholders of a series shall be entitled to receive, as a single class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that series. The assets so distributable to the stockholders of a series shall be distributed among such stockholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation or, in the event that the series is divided into classes, in the manner determined by the Board of Directors in accordance with the Investment Company Act of 1940, as amended. In the event that there are any assets available for distribution that are not attributable to any particular series, such assets shall be allocated to all series in proportion to the net assets of the respective series, or in such other manner as shall be determined by the Board of Directors in accordance with law, and then distributed to the holders of stock of each series as aforesaid.

               (g) If a series is divided into multiple classes, the classes may be invested with one or more other classes in the common investment portfolio comprising the series. Notwithstanding the foregoing provisions of this Article V(4) of these Articles of Incorporation, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the Corporation shall

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     be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio comprising a different series, shall also be subject to the provisions of Article V(4)(a) through
     (f) of these Articles of Incorporation at the series level as if the classes invested in the common investment portfolio were one class:

                     (i) The income and expenses of the series shall be allocated among the classes comprising the series in such manner as may be determined by the Board of Directors in accordance with law.

                     (ii) The liabilities and expenses of the classes comprising the series shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation or termination of a series to holders of shares of the Corporation's stock may vary within the classes comprising the series. Except for these differences and certain other differences set forth in these Articles of Incorporation, the classes comprising a series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

                     (iii) The dividends and distributions of investment income and capital gains with respect to the classes comprising a series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes comprising the series to reflect differing allocations of the expenses and liabilities of the Corporation among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, capital gains and losses, expenses and liabilities of the Corporation among the classes comprising a series shall be determined by the Board of Directors in a manner that is consistent with applicable law.

               (h) The proceeds of the redemption of the shares of any series or class of stock of the Corporation may be reduced by the amount of any transaction fee, contingent deferred sales charge, liquidation charge, or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance

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     of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

               (i) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     Except as provided above, all provisions of the Articles of Incorporation relating to stock of the Corporation shall apply to shares of, and to the holders of, all classes of stock.

         (5) All holders of shares of stock shall vote as a single class except (i) with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the classes or series affected shall be entitled to vote, or (ii) as otherwise may be required by the Investment Company Act of 1940, as amended.

         (6) The presence in person or by proxy of the holders of one-third (1/3) of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where any provision of law or of the Charter of the Corporation permit or require that holders of any series or class shall vote as a separate series or class, then one-third (1/3) of the aggregate number of shares of capital stock of that series or class, as applicable, outstanding and entitled to vote shall constitute a quorum for the transaction of business by that series or class, as applicable.

         (7) The Corporation may issue shares in fractional denominations to the same extent as its whole shares, and any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation. A fractional

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share shall not, however, have the right to receive a certificate evidencing it.

         (8) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase, subscribe for, or otherwise acquire any shares of the Corporation or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by the Charter of the Corporation or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

         (9) Notwithstanding any provision of the Maryland General Corporation Law requiring any action to be taken or authorized by the affirmative vote of a greater proportion than a majority of the votes of all series and classes or of any series or class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter of the Corporation or by law.

         (10) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter of Corporation and the By-Laws of the Corporation, as from time to time amended or supplemented.

                                   ARTICLE VI

                                   REDEMPTION
                                   ----------

         (1) All shares of Common Stock now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder in accordance with and pursuant to procedures or methods prescribed or approved by the Board of Directors and, in the case of any series or class now or hereafter authorized, if so determined by the Board of Directors, shall be redeemable only in aggregations of such number of shares and on such days as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Board of Directors from time to time with respect to such series or class. The number of shares comprising an aggregation for purposes of redemption or repurchase so determined from time to time with respect to any series or class shall be referred to herein as a "Creation Unit" and collectively, as "Creation Units". Initially, the number of shares of Common Stock that will comprise a Creation Unit for the Internet Index Shares shall be 50,000.

         (2) The Board of Directors shall have the unrestricted power to alter the number of shares constituting a Creation Unit by resolutions adopted by the Board of Directors at any time, including prior to the time the Corporation commences operations. Each holder of shares of a series or class, upon

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request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Corporation to redeem all or any number of such holder's shares of Common Stock standing in the name of such holder on the books of the Corporation, but in the case of shares of any series or class as to which these Articles of Incorporation so provide or the Board of Directors has determined that such shares shall be redeemable only in Creation Unit aggregations, only in such Creation Unit aggregations of shares of such series or class as the Board of Directors may determine from time to time in accordance with this Article VI, at a redemption price per share equal to an amount determined by the Board of Directors in accordance with any applicable laws and regulations; provided that
                                                                  --------
(i) such amount shall not exceed the net asset value per share, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rate or rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act of 1940. Such rates may vary depending on the type of redemption or repurchase in question (e.g., a redemption or repurchase for cash as opposed to a redemption or repurchase for portfolio securities). The redemption price may be payable in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Board of Directors from time to time and no stockholder shall have the right, other than as determined by the Board of Directors, to have shares redeemed in portfolio securities or in cash or in any particular combination thereof.

         (3) Except as otherwise permitted by the Investment Company Act of 1940 or any applicable rule, regulation or order of the Securities and Exchange Commission, payment of the redemption price of shares surrendered to the Corporation for redemption pursuant to the provisions of this Article VI shall be made by the Corporation within seven (7) days after surrender of such shares to the Corporation for such purpose.

         (4) Notwithstanding the foregoing provisions of this Article VI (or any other provision of these Articles of Incorporation), the Board of Directors of the Corporation may suspend the right of the holders of Creation Unit size aggregations of shares of any series or class and any other right of the stockholders to require the Corporation to redeem shares (or may suspend any voluntary purchase of shares pursuant to the provisions of these Articles of Incorporation) or postpone the date of payment of satisfaction upon redemption of such shares during any Financial Emergency.

         (5) For the purpose of these Articles of Incorporation, a "Financial Emergency" is defined as the whole or part of any period (i) during which the New York Stock Exchange

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is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is suspended or restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned with respect to the series or class is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the series or class, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

         (6) All shares now or hereafter authorized shall be redeemable at the option of the Corporation. From time to time the Board of Directors may by resolution, without the vote or consent of stockholders, authorize the redemption of all or any part of any outstanding shares (including through the establishment of standards with respect to the minimum net asset value of a stockholder account) upon the sending of written notice thereof to each stockholder any of whose shares are to be so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value per share less any pertinent fees or charges, all determined in accordance with the provisions of law and may take all other steps deemed necessary or advisable in connection therewith. Without limiting the foregoing, the Board of Directors may authorize the closing and redemption of all shares of any accounts not meeting the specified minimum standards of net asset value. The redemption price may be payable in cash or portfolio securities or in any combination thereof as may be determined by the Board of Directors.

                                  ARTICLE VII

                               BOARD OF DIRECTORS
                               ------------------

         (1) The number of directors constituting the Board of Directors shall be one or such other number as may hereafter be set forth in the By-Laws or determined by the Board of Directors pursuant to the By-Laws. The number of Directors shall at no time be less than the minimum number required under the Maryland General Corporation Law. Christina T. Sydor has been appointed initial director of the Corporation to hold office until the first annual meeting of stockholders or until her successor is elected and qualified.

         (2) In furtherance, and not in limitation, of the powers conferred by the Maryland General Corporation Law, the Board of Directors is expressly authorized:

                    (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved-by

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         the By-Laws to the stockholders, and except as otherwise required by the 1940 Act.

               (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

               (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any series or class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any series or class or classes, whether now or hereafter authorized, for such consideration (which may consist of, among other things, cash and/or securities) and on such terms as the Board of Directors may deem advisable. Without limiting the authority of the Board of Directors, the Board of Directors may determine that shares of any series or class of the Corporation may be issued only in specified aggregations of shares.

               (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

               (v) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to or attributable to any series or class, the value of the liabilities belonging to or attributable to any series or class and the net asset value of each share of any series or class of the Corporation's stock.

               (vi) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally

                                      -10-
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         available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

               (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, this Charter and the By-Laws of the Corporation.

         (3) Any determination made in good faith, and in accordance with applicable law and generally accepted accounting principles and practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any series or class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors regarding whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of this Charter shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to

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the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII

                   INDEMNIFICATION AND LIMITATION OF LIABILITY
                   -------------------------------------------

         (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

       (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors and advancement of expenses to directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with such law. The board of directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

       (3) No provision of this Article VIII shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

       (4) References to the Maryland General Corporation Law in this Article VIII are to the law as from time to time amended. No amendment to this Charter shall affect any right of any person under this Article VIII based on any event, omission or proceeding prior to such amendment. The term "Charter" as used herein shall have the meaning set forth in the Maryland General Corporation Law and includes these Articles of Incorporation and all amendments and supplements thereto.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

       The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by

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law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights at any time conferred upon the stockholders of the Corporation by its Charter are granted subject to the provisions of this Article and the reservation of the right to amend the Charter herein contained.

       IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.


                                            /s/ J. Stephen King, Jr.
                                ------------------------------------------------
                                                   Incorporator


Dated the 11th day of June, 1999

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